UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

☒  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2019, Equity Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders to consider and act upon the items listed below:

1.

The stockholders of the Company elected the individuals listed below to serve as Class I members of the Company’s Board of Directors to serve until the Company’s 2022 annual meeting of stockholders by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Vote
James L. Berglund	7,852,370	3,398,832	130,657	2,880,658
Randee R. Koger	8,231,335	3,022,741	127,783	2,880,658
Jerry P. Maland	6,681,459	4,578,960	121,440	2,880,658
Shawn D. Penner	7,491,852	3,763,461	126,546	2,880,658

2.

The stockholders of the Company ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 by the votes set forth in the table below:

For	Against	Abstain
14,040,613	220,162	1,742

3.	The stockholders of the Company approved the Equity Bancshares, Inc. 2019 Employee Stock Purchase Plan by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
11,319,650	46,083	16,126	2,880,658

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EQUITY BANCSHARES, INC.

DATE: April 26, 2019	By:	/s/ Gregory H. Kossover
Gregory H. Kossover
Executive Vice President and Chief Financial Officer